SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   MAY 3, 2000
                Date of report (Date of earliest event reported)


                                  NUCLEUS, INC.
             (Exact Name of Registrant as Specified in its Charter)


             0-14039                                     11-2714721
     (Commission File Number)              (I.R.S. Employer Identification No.)


        401 NORTH MICHIGAN AVENUE                           60611
            CHICAGO, ILLINOIS                             (Zip Code)
   (Address of Principal Executive Offices)


                                  312/683-9000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Nucleus, Inc. (the "Company") has acquired WebNet.com, Inc. ("WebNet") in an all-stock transaction whereby WebNet was merged with and into the Company, with the Company as the surviving corporation (the "Merger"). The Merger was effected pursuant to an Amended and Restated Agreement and Plan of Merger by and between the Company, WebNet and the holders of the capital stock of WebNet (the "Shareholders") dated May 3, 2000 (the "Merger Agreement"). The Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     Subject to the terms and conditions of the Merger Agreement, on May 11, 2000, the issued and outstanding shares of common stock of WebNet were converted into the right to receive 661,000 shares of common stock, par value $0.001 per share (the "Common Stock") of the Company and the right to receive an additional 300,000 shares of Common Stock if the WebNet operation meets certain revenue targets. Furthermore in connection with the Merger, the Shareholders have the right to put 60,000 shares of Common Stock to the Company on May 11, 2001 for $5.00 per share.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

     (a) Financial Statements of Businesses Acquired. The financial statements required to be filed for WebNet are not currently available and will be filed by amendment to this Form 8-K no later than 60 days from the date this report is required to be filed.

     (b) Pro Forma Financial Information. The required pro forma financial information will be filed at the time the required financial statements for WebNet are filed.

     (c) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NO.    DESCRIPTION
----------     -----------

2.1 Agreement and Plan of Merger by and between Nucleus, WebNet and the Shareholders dated May 3, 2000.

                                        2

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        NUCLEUS, INC.
                                        (Registrant)

Date:  May 18, 2000                     By:  /s/ J. Theodore Hartley
                                           ------------------------------------
                                             J. Theodore Hartley,
                                             Executive Vice President and Chief
                                             Financial Officer

                                        3

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                                INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION
----------     -----------

2.1 Agreement and Plan of Merger by and between Nucleus, WebNet and the Shareholders dated May 3, 2000.

                                        4